Exhibit 10.1

 PANACEA LIFE SCIENCES, INC.

SERIES B PREFERRED SECURITIES PURCHASE AGREEMENT

DECEMBER 3, 2019

Page

1.	Purchase and Sale of Preferred Stock, Convertible Note and Warrant.		1
	1.1	Sale and Issuance of Preferred Stock Convertible Note and Warrant.	1
	1.2	Closing; Delivery.	1
	1.3	Sale of Milestone Shares of Preferred Stock.	2
	1.4	Use of Proceeds	2
	1.5	Defined Terms Used in this Agreement	2

2.	Representations and Warranties of the Company		4
	2.1	Organization, Good Standing, Corporate Power and Qualification	5
	2.2	Capitalization	5
	2.3	Subsidiaries	6
	2.4	Authorization	6
	2.5	Valid Issuance of Series B Securities	7
	2.6	Governmental Consents and Filings	7
	2.7	Litigation	7
	2.8	and Compliance with Laws	7
	2.9	Intellectual Property	8
	2.10	Compliance with Other Instruments	9
	2.11	Agreements; Actions	9
	2.12	Certain Transactions	10
	2.13	Rights of Registration and Voting Rights	10
	2.14	Property	10
	2.15	Financial Statements	10
	2.16	Changes	11
	2.17	Employee Matters	12
	2.18	Tax Returns and Payments	13
	2.19	Insurance	13
	2.20	Employee Agreements	13
	2.21	Permits	14
	2.22	Corporate Documents	14
	2.23	83(b) Elections	14
	2.24	Environmental and Safety Laws	14
	2.25	Data Privacy	14
	2.26	Preclinical Development and Clinical Trials	15
	2.27	FDA Approvals	15
	2.28	Purchase Entirely for Own Account	15
	2.32	Accredited Investor	17

3.	Representations and Warranties of the Purchaser		17
	3.1	Authorization	18
	3.2	Valid Issuance of Purchase Common Stock	18
	3.3	Governmental Consents and Filings	18
	3.4	Litigation	18
	3.5	SEC Documents	18
	3.6	Purchaser Financial Statements	19
	3.7	Tax Returns and Payments	19

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(continued)

Page

	3.8	Purchase Entirely for Own Account	19
	3.9	Disclosure of Information	19
	3.10	Restricted Securities	19
	3.11	No Public Market	20
	3.12	Legends	20
	3.13	Accredited Investor	20
	3.14	No General Solicitation	20
	3.15	Residence	20

4.	Conditions to the Purchaser’s Obligations at Closing		21
	4.1	Representations and Warranties	21
	4.2	Performance	21
	4.3	Compliance Certificate	21
	4.4	Qualifications	21
	4.5	Board of Directors	21
	4.6	Investors’ Rights Agreement	21
	4.7	Right of First Refusal and Co-Sale Agreement	21
	4.8	Voting Agreement	21
	4.9	Letter Agreement	21
	4.10	Restated Certificate	22
	4.11	Secretary’s Certificate	22
	4.12	Proceedings and Documents	22
	4.13	Preemptive Rights	22

5.	Conditions of the Company’s Obligations at Closing		22
	5.1	Representations and Warranties	22
	5.2	Performance	22
	5.3	Qualifications	22
	5.4	Investors’ Rights Agreement	22
	5.5	Right of First Refusal and Co-Sale Agreement	23
	5.6	Voting Agreement	23
	5.7	Letter Agreement	23
	5.8	Secretary’s Certificate	23
	5.9	Compliance Certificate	23

6.	Miscellaneous		23
	6.1	Survival of Warranties	23
	6.2	Successors and Assigns	23
	6.3	Governing Law	23
	6.4	Counterparts	23
	6.5	Titles and Subtitles	23
	6.6	Notices	23
	6.7	No Finder’s Fees	24
	6.8	Fees and Expenses	24
	6.9	Attorneys’ Fees	24
	6.10	Amendments and Waivers	24
	6.11	Severability	24
	6.12	Delays or Omissions	24

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(continued)

Page

6.13	Entire Agreement	25
6.14	Termination of Closing Obligations	25
6.15	Dispute Resolution	25

Exhibit A -	FORM OF SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit B -	FORM OF NOTE

Exhibit C -	FORM OF WARRANT

Exhibit D -	COMPANY DISCLOSURE SCHEDULE

Exhibit E -	PURCHASER DISCLOSURE SCHEDULE

Exhibit F -	FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit G -	Form of Right of First Refusal and Co-Sale Agreement

Exhibit H -	FORM OF VOTING AGREEMENT

Exhibit I -	FORM OF LETTER AGREEMENT

Exhibit J -	FORM OF SECURITY AGREEMENT

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SERIES B PREFERRED SECURITIES PURCHASE AGREEMENT

THIS SERIES B PREFERRED SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of December 3, 2019 by and among Panacea Life Sciences, Inc., a Colorado corporation (the “Company”), and 22nd Century Group, Inc., a Nevada corporation (the “Purchaser”).

The parties hereby agree as follows:

1.  Purchase and Sale of Preferred Stock, Convertible Note and Warrant.

1.1  Sale and Issuance of Preferred Stock Convertible Note and Warrant.

(a)  The Company shall adopt and file with the Secretary of State of the State of Colorado on or before the Initial Closing (as defined below) the Second Amended and Restated Articles of Incorporation in the form of Exhibit A attached to this Agreement (the “Restated Certificate”).

(b)  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Initial Closing and the Company agrees to sell and issue to the Purchaser at the Initial Closing 3,733,334 shares (the “Initial Shares”) of Series B Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), at a purchase price of $1.875 per share (the “Series B Original Issue Price”). The shares of Series B Preferred Stock issued to the Purchaser pursuant to this Agreement (including the Initial Shares, the Milestone Shares (as defined below), the Warrant Shares (as defined below) and the Conversion Shares, (as defined below) shall be referred to in this Agreement as the “Shares.”

(c)  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Initial Closing and the Company agrees to sell and issue to the Purchaser, a secured convertible promissory note in the form of Exhibit B hereto (the “Note”) in the principal amount of $7,000,000, which Note is convertible into 3,733,334 shares of Series B Preferred Stock, subject to adjustment as provided in the Note (the “Conversion Shares”).

(d)  The Company shall issue to the Purchaser a warrant, in substantially the form of Exhibit C, (a “Series B Warrant”), for the purchase of shares (the “Warrant Shares”) of Series B Preferred Stock which shall be exercisable at a price per share equal to $2.344, subject to adjustment as provided in the Series B Warrant.

1.2  Closing; Delivery.

(a)  The initial purchase and sale of the Initial Shares, the Series B Warrant and the Notes shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”).

(b)  At the Initial Closing, the Company shall deliver to the Purchaser a certificate representing the Initial Shares, the Note and the Series B Warrant against payment of the purchase price therefor as follows: (i) $12 million by wire transfer to a bank account designated by the Company, and (ii) the issuance by the Purchaser of a number of shares of Purchaser’s common stock, $0.00001 par value per share (the “Purchaser Common Stock”) equal to the quotient of $2,000,000 divided by the 30-day VWAP ending on the date of the Initial Closing; provided that the 30-day VWAP shall not be less than $1.00.

1.3  Sale of Milestone Shares of Preferred Stock.

(a)  After the Initial Closing, the Company shall sell, and the Purchaser shall purchase, on the same terms and conditions as those contained in this Agreement, 5,333,334 additional shares of Series B Preferred Stock (the “Milestone Shares”) at the Series B Original Issue Price per share, upon the certification by the Board (including the director appointed by the Purchaser) that the Company has achieved at least an aggregate of $20,000,000 in gross revenues (calculated in accordance with GAAP (as defined below)) for any twelve (12) consecutive month period following the Initial Closing (the “Milestone Event”). The date of the purchase and sale of the Milestone Shares are referred to in this Agreement as the “Milestone Closing” which such closing shall occur upon, or a reasonable time after, the Milestone Event.

(b)  At the Milestone Closing, the Company shall deliver to the Purchaser a certificate representing the Milestone Shares against payment of the purchase price therefor as follows: (i) $8,500,000 by wire transfer to a bank account designated by the Company, and (ii) the issuance by the Purchaser of a number of shares of Purchaser Common Stock equal to the quotient of $1,500,000 divided by the 30-day VWAP ending on the date of the Milestone Closing; provided that the 30-day VWAP shall not be less than $1.00.

1.4  Use of Proceeds. In accordance with the directions of the Board of Directors of the Company (the “Board”), as it shall be constituted in accordance with the Voting Agreement, the Company will use the proceeds from the sale of the Initial Shares, the Milestone Shares, the Note and the Conversion Shares for (i) the repayment of up to $5,000,000 in aggregate principal amount of indebtedness of the Company held by Quintel and (ii) product development, limited research studies as mutually agreed between the parties, sales and marketing investments, capital investments, working capital and other general corporate purposes, but excluding distributions to stockholders, repurchases of securities (except as in (ii) above) and acquisitions.

1.5  Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)  “30-day VWAP” means, as of any date, the volume weighted average price per share of the Purchaser Common Stock on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source mutually agreed by the Company and the Purchaser) from 9:30 a.m. (New York City time) on the Trading Day that is thirty (30) Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

(b)  “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

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(c)  “Closing” means either the Initial Closing or the Milestone Closing, as applicable.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(f)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g)  “Investors’ Rights Agreement” means the agreement among the Company and the Purchaser and certain other stockholders of the Company dated as of the date of the Initial Closing, in the form of Exhibit F attached to this Agreement.

(h)  “Key Employee” means (i) Leslie Buttorff, (ii) Jordan D. Buttorff, (iii) Nick S. Buttorff, (iv) Nick J. Cavarra and (v) James Baumgartner.

(i)  “Knowledge” with respect to the Company, including the phrase “to the Company’s knowledge” shall mean the actual and constructive knowledge of the Key Employees, and “Knowledge” with respect to the Purchaser, including the phrase “to the Purchaser’s knowledge” shall mean the actual and constructive knowledge of the executive officers of the Purchaser.

(j)  “Letter Agreement” means the agreement, among the Company, the Key Employees, Quintel and the Purchaser, in the form of Exhibit I attached to this Agreement.

(k) “Material Adverse Effect” with respect to the Company, means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company, and with respect to the Purchaser, means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Purchaser.

(l)  “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(m)  “Preferred Stock” means the Company’s Series A Preferred Stock and Series B Preferred Stock.

(n) “Principal Trading Market” means the trading market on which the Purchaser Common Stock is primarily listed on and quoted for trading, and which, as of the Issue Date is the NYSE American.

(o)  “Quintel” means Quintel-MC, Incorporated, a Colorado corporation.

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(p)  “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchaser, and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit G attached to this Agreement.

(q)  “SEC” means the United States Securities and Exchange Commission.

(r)  “SEC Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by the Purchaser with the SEC pursuant to the Securities Laws.

(s)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t)  “Securities Laws” means the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(u)  “Security Agreement” means the agreement among the Company and the Purchaser, dated as of the date of the Initial Closing and securing the obligations under the Notes in the form of Exhibit J attached to this Agreement.

(v)  “Series A Preferred Stock” means the Company’s Series A Preferred Stock, $0.01 par value per share.

(w)  “Series B Securities” means the Initial Shares, Milestone Shares, Notes, Conversion Shares, Series B Warrants and Warrant Shares.

(x)  “Shares” means the shares of Series B Preferred Stock issued at the Initial Closing, any Milestone Shares issued at a Milestone Closing under Subsection 1.2(b), the Conversion Shares and the Warrant Shares.

(y)  “Trading Day” means a day on which the Principal Trading Market is open for trading.

(z)  “Transaction Agreements” means this Agreement, the Note, the Series B Warrant, the Security Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, Voting Agreement, the Letter Agreement and any other agreements, instruments or documents entered into in connection with this Agreement.

(aa)  “Voting Agreement” means the agreement among the Company, the Purchaser and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit H attached to this Agreement.

2.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit D to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.3

3 NTD: All reps and warranties subject to further diligence review.

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For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1  Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2  Capitalization.

(a)  The authorized capital of the Company consists, as of the adoption and filing of the Restated Certificate with the Secretary of State of the State of Colorado, of:

(i)  (i) 33,930,000 shares of common stock, $0.01 par value per share (the “Common Stock”), 18,404,331 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)  14,674,000 shares of Preferred Stock, of which (A) 13,174,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding immediately prior to the Initial Closing and (B) 1,500,000 shares have been designated Series A Preferred Stock, 1,500,000 of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Colorado Business Corporation Act.

(b)  The Company has reserved 3,235,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2017 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, 1,345,000 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 844,002 shares have been granted and are currently outstanding, and 1,045,998 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)  Except for (A) the conversion or exercise privileges of the Series B Securities to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Subsections 2.2(a)(ii) and 2.2(b) of this Agreement and Subsection 2.2(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act. No person or entity (x) has been granted full ratchet, formula adjustment, or any other type of, protection against dilution of their ownership interest in the Company, (y) has been granted rights to receive the same or better rights in connection with any ownership interest in the Company as any other person or entity may receive either pursuant to this Agreement or at any time hereafter or (z) have been granted rights of redemption by the Company. No full ratchet, formula adjustment, or any other type of, protection against dilution of any ownership interest in the Company has been triggered, nor will be triggered by the transactions provided for in this Agreement.

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(d)  None of the Company’s restricted stock award agreements under the Stock Plan contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company’s stock option agreements under the Stock Plan contain “double-trigger” vesting acceleration upon the occurrence of both (i) a change of control of the Company and (ii) a termination of employment without cause within 12 months of a change of control. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e)  409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(f)  The Company has obtained valid waivers of any rights by other parties to purchase any of the Series B Securities covered by this Agreement.

2.3  Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4  Authorization. All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Series B Securities at the Initial Closing and the Milestone Closing and the Preferred Stock or Common Stock issuable upon conversion or exercise of the Series B Securities, has been taken or will be taken prior to the Initial Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Initial Closing and/or the Milestone Closing, and the issuance and delivery of the Series B Securities has been taken or will be taken prior to the Initial Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

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2.5  Valid Issuance of Series B Securities. (i) The Initial Shares and the Milestone Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, (ii) the Warrant Shares, when issued upon exercise of the Series B Warrant in accordance with its terms, (iii) the Conversion Shares, when issued upon conversion of the Note in accordance with its terms, and (iv) the Common Stock, when issued upon conversion of the Initial Shares, the Milestone Shares, the Warrant Shares and the Conversion Shares in accordance with the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in the Voting Agreement, the Series B Securities will be issued in compliance with all applicable federal and state securities laws. The Preferred Stock or Common Stock issuable upon conversion or exercise of the Note, Warrant, Initial Shares, Conversion Shares and Milestone Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement and in the Voting Agreement, the Common Stock issuable upon the conversion or exercise of the Series B Securities will be issued in compliance with all applicable federal and state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to the Company or, to the Company’s knowledge, any person affiliated with the Company.

2.6  Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7  Litigation and Compliance with Laws. To the Company’s knowledge and to the Knowledge of the Key Employees, neither the Company nor any of its Affiliates is or in the past three (3) years has been in material violation of, or has been charged with any violation of, any applicable law (excluding traffic violations and other minor offenses). There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor does the Company have any knowledge of any basis for the foregoing. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

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2.9  Intellectual Property. The Company owns or possesses or, to the Company’s knowledge, believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any conflict with, or infringement of, the rights of others, including prior employees or consultants with which any of them may be affiliated now or may have been affiliated in the past. To the Company’s knowledge with respect to third-party patents, trademarks, service marks and tradenames only, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard, non-negotiated, non-exclusive end-user object code license agreements that are not incorporated into, or used in, the Company’s products or services, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person, and the Company is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to, or outside the scope of, their employment by or consulting relationship with the Company, including prior employees or consultants with which any of them may be affiliated now or may have been affiliated in the past. Each current employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (b) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company. Subsection 9 of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company. For purposes of this Subsection 2.9, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws. To the extent the Company uses any “open source” or “copyleft” software in its products or services or is a party to “open” or “public source” or similar licenses with respect to all or any part of its products or services (each, an “Open Source License”), the Company is in compliance with the terms of any such licenses, any such software and Open Source Licenses are listed on the Disclosure Schedule, and the Company is not required (and, even if it distributed its software, would not be required) under any such Open Source License to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of the Company’s proprietary software or intellectual property (or to permit any such distribution or availability). No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

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2.10  Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws. The Company is not in material violation or default (i) of any instrument, judgment, order, writ or decree, (ii) under any note, indenture or mortgage, or (iii) under any lease, agreement, privacy policy, contract or purchase order to which it is a party or by which it is bound, or (iv) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company (including, without limitation, those related to food services, privacy, personally identifiable information or export control). The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (X) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (Y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.11  Agreements; Actions.

(a)  Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, (ii) the license or transfer of or other agreements regarding any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products or services to any other Person that limits the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights. Collectively, all of the foregoing are “Material Contracts.” All Material Contracts are valid, binding and enforceable against the Company and, to the Company’s knowledge, against the other parties thereto in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company is not in default under any Material Contract.

(b)  The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $200,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.11, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)  The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.12  Certain Transactions.

(a)  Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchaser or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

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(b)  The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company, other than pursuant to employment agreements and awards under the Stock Plan.

2.13  Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.14  Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.15  Financial Statements. . The Company has delivered to the Purchaser its unaudited financial statements (including balance sheet and income statement) as of December 31, 2018 and for the fiscal year ended December 31, 2018 and its unaudited financial statements (including balance sheet and income statement) as of October 31, 2019 and for the interim period ended October 31, 2019 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2019; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

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2.16  Changes. Since October 31, 2019 there has not been:

(a)  any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)  any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)  any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)  any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)  any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)  any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)  any resignation or termination of employment of any officer or Key Employee of the Company;

(h)  any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)  any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)  any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)  receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

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(m)  to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)  any arrangement or commitment by the Company to do any of the things described in this Subsection 2.16.

2.17  Employee Matters.

(a)  As of the date hereof, the Company employs 20 full-time employees and 4 part-time employees and engages 13 consultants or independent contractors. Section 2.17(a) of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $75,000 for the fiscal year ended December 31, 2018 or is anticipated to receive compensation in excess of $75,000 for the fiscal year ending December 31, 2019.

(b)  To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business as presently conducted or as presently proposed to be conducted. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)  The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)  To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Subsection 2.16(d) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.16(d) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

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(e)  The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(f)  Subsection 2.17(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g)  To the Company’s Knowledge, none of the Key Employees or directors of the Company has been (a) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (b) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (c) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices Law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.18  Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.19  Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company. with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.20  Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). No current employee, consultant or officer has excluded works or inventions or other subject matter from his or her assignment of inventions pursuant to such person’s Confidential Information Agreement. Each current employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to the counsel for the Purchaser. The Company is not aware that any of its employees, consultants or officers is in violation of any agreement covered by this Subsection 2.20, and the Company will use its commercially reasonable efforts to prevent any such violation.

2.21  Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

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2.22  Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.23  83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.

2.24  Environmental and Safety Laws. To its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

For purposes of this Subsection 2.24, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.25  Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been in compliance with the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party and, to the Company’s knowledge, all applicable laws in all relevant jurisdictions. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect its confidential information and all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the extent the Company maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company is in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

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2.26  Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of the Company that have been furnished or made available to the Purchaser are accurate and complete. The Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any notices or correspondence from the FDA or any other Governmental Entity or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

2.27  FDA Approvals. The Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the U.S. Food and Drug Administration (“FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. The Company has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company's knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other Governmental Entities, (B) debarment, suspension, or exclusion under any Federal Healthcare Programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any Governmental Entities. Neither the Company nor any of its officers, employees, or to the Knowledge of the Company, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar Governmental Entity pursuant to any similar policy. Neither the Company nor any of its officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither the Company nor any of its officers, employees, or to the Company’s Knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

2.28  Purchase Entirely for Own Account. This Agreement is made with the Company in reliance upon the Company’s representation to the Purchaser, which by the Company’s execution of this Agreement, the Company hereby confirms, that the Purchaser Common Stock to be acquired by the Company will be acquired for investment for the Company’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same (other than to an Affiliate of the Company). By executing this Agreement, the Company further represents that the Company does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchaser Common Stock, other than to an Affiliate of the Company.

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2.29  Disclosure of Information. The Company has had an opportunity to discuss the Purchaser’s business, management, financial affairs and the terms and conditions of the offering of the Purchaser Common Stock with the Purchaser’s management. The foregoing, however, does not limit or modify the representations and warranties of the Purchaser in Section 3 of this Agreement or the right of the Company to rely thereon.

2.30  Restricted Securities. The Company understands that the Purchaser Common Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company’s representations as expressed herein. The Company understands that the Purchaser Common Stock is “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Company must hold the Purchaser Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company acknowledges that the Purchaser has no obligation to register or qualify the Purchaser Common Stock for resale; provided that, to the extent the Purchaser Common Stock is eligible for resale pursuant to Rule 144 under the Securities Act (“Rule 144”), the Purchaser shall use commercially reasonable efforts to facilitate the Company’s or any Company Affiliate’s resale of the Purchase Common Stock pursuant to Rule 144, including by instructing the Purchaser’s transfer agent to take any steps necessary to facilitate such resale. The Company further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchaser Common Stock, and on requirements relating to the Purchaser which are outside of the Company’s control, and which the Purchaser is under no obligation and may not be able to satisfy.

2.31  Legends. The Company understands that the Purchaser Common Stock may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)  Any legend set forth in, or required by, the other Transaction Agreements.

(b)  Any legend required by the securities laws of any state to the extent such laws are applicable to the Purchaser Common Stock represented by the certificate, instrument, or book entry so legended.

2.32  Accredited Investor. The Company is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

2.33  No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Purchaser Common Stock.

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2.34  Residence. The office of the Company in which its principal place of business is identified in the address or addresses of the Company set forth on signature page hereto.

2.35 Obligations of Management. Except as set forth on Section 2.35 of the Disclosure Schedule, each officer of the Company and Key Employee is currently devoting all of his or her business time to the conduct of the business of the Company, and is not devoting any business time to the conduct of any other business. The Company does not have any Knowledge that any officer of the Company or Key Employee is planning to work less than full time at the Company in the future. No officer or Key Employee is currently working for or, to the Company’s Knowledge, plans to work for a competitive enterprise, whether or not such officer or Key Employee is or will be compensated by such enterprise.

2.36 Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company, or, to the Company’s Knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

2.37 Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Series B Securities. No representation or warranty of the Company contained in this Agreement, as qualified by the Company Disclosure Schedule, and no certificate furnished or to be furnished to Purchaser at the Closing contains or will contain, as applicable, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that, except (i) as set forth on the Disclosure Schedule attached as Exhibit E to this Agreement, and (ii) as set forth in the SEC Documents, which in each case exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3 and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

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3.1  Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2  Valid Issuance of Purchase Common Stock. The Purchaser Common Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in the Transaction Agreements, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and applicable state and federal securities laws. Assuming the accuracy of the representations of the Company in Section 2 of this Agreement, the Purchaser Common Stock will be issued in compliance with all applicable federal and state securities laws.

3.3  Governmental Consents and Filings. Except as set forth in Subsection 3.3 of the Disclosure Schedule, assuming the accuracy of the representations made by the Company in Section 2 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for the filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

3.4  Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened (i) against the Purchaser or any officer or director of the Purchaser; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor is the Purchaser aware of any basis for the foregoing. Neither the Purchaser nor, to the Purchaser’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Purchaser). There is no action, suit, proceeding or investigation by the Purchaser pending or which the Purchaser intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Purchaser) involving the prior employment of any of the Purchaser’s employees, their services provided in connection with the Purchaser’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

3.5  SEC Documents. The Purchaser has filed all required SEC Documents required to be filed by it with the SEC since January 1, 2018. As of their respective dates, the SEC Documents (a) were prepared in accordance and complied in all material respects with the requirements of the Securities Laws applicable to such SEC Documents, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Purchaser’s subsidiaries is required to file any forms, reports or other documents with the SEC.

3.6  Purchaser Financial Statements. The financial statements of the Purchaser included in the SEC Documents (the “Purchaser Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Purchaser Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Purchaser as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Purchaser Financial Statements to normal year-end audit adjustments.

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3.7  Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Purchaser which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Purchaser which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Purchaser has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3.8  Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series B Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Series B Securities. The Purchaser has not been formed for the specific purpose of acquiring the Series B Securities.

3.9  Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Series B Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.10  Restricted Securities. The Purchaser understands that the Series B Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Series B Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Series B Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Series B Securities, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series B Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.11  No Public Market. The Purchaser understands that no public market now exists for the Series B Securities, and that the Company has made no assurances that a public market will ever exist for the Series B Securities.

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3.12  Legends. The Purchaser understands that the Series B Securities and any securities issued in respect of or exchange for the Series B Securities, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)  Any legend set forth in, or required by, the other Transaction Agreements.

(b)  Any legend required by the securities laws of any state to the extent such laws are applicable to the Series B Securities represented by the certificate, instrument, or book entry so legended.

3.13  Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.14  No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Series B Securities.

3.15  Residence. The office of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on signature page hereto.

3.16 Disclosure. The Purchaser has made available to the Company all the information reasonably available to the Purchaser that the Company has requested for deciding whether to enter into the Transaction Agreements. No representation or warranty of the Purchaser contained in this Agreement, as qualified by the Purchaser Disclosure Schedule, and no certificate furnished or to be furnished to the Company at the Closing contains or will contain, as applicable, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Purchaser has not delivered to the Company, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

4.  Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Series B Securities at the Initial Closing or any Milestone Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1  Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing; provided that the Company shall have the opportunity to amend, supplement and update the Company Disclosure Schedule as of the Milestone Closing with respect to any fact, occurrence, event, effect, change, circumstance or development occurring between the Initial Closing and the Milestone Closing, and such amendment, supplement or update will be deemed to have amended the Company Disclosure Schedule and to have modified the Company’s representations and warranties contained herein as of the Milestone Closing.

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4.2  Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3  Compliance Certificate. The CEO of the Company shall deliver to the Purchaser at such Closing a certificate certifying that the conditions specified in Subsections  4.1 and 4.2 have been fulfilled.

4.4  Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series B Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5  Board of Directors. As of the Initial Closing, the authorized size of the Board shall be three (3), and the Board shall be comprised of Leslie Buttorff, Adam Desmond and Clifford B. Fleet.

4.6  Investors’ Rights Agreement. The Company and the Purchaser (other than the Purchaser relying upon this condition to excuse the Purchaser’s performance hereunder) shall have executed and delivered the Investors’ Rights Agreement.

4.7  Right of First Refusal and Co-Sale Agreement. The Company, the Purchaser (other than the Purchaser relying upon this condition to excuse the Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

4.8  Voting Agreement. The Company, the Purchaser (other than the Purchaser relying upon this condition to excuse the Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

4.9  Letter Agreement. The Company, Quintel, the Key Employees and the Purchaser (other than the Purchaser relying upon this condition to excuse the Purchaser’s performance hereunder) shall have executed and delivered the Letter Agreement.

4.10  Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Colorado on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.11  Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate and the other matters contemplated by the Transaction Agreements.

4.12  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

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4.13  Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

4.15 D&O Insurance. Following the Initial Closing, the Company will obtain and maintain a Directors’ and Officers’ (D&O) Insurance Policy on commercially reasonable terms, as determined by the Company’s Board of Directors, on directors and officers of the Company in the aggregate amount of $5,000,000 payable to the Company.

5.  Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Series B Securities to the Purchaser at the Initial Closing or any Milestone Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1  Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing; provided that the Purchaser shall have the opportunity to amend, supplement and update the Purchaser Disclosure Schedule as of the Milestone Closing with respect to any fact, occurrence, event, effect, change, circumstance or development occurring between the Initial Closing and the Purchaser Closing, and such amendment, supplement or update will be deemed to have amended the Purchaser Disclosure Schedule and to have modified the Purchaser’s representations and warranties contained herein as of the Milestone Closing.

5.2  Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3  Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series B Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4  Investors’ Rights Agreement. The Purchaser shall have executed and delivered the Investors’ Rights Agreement.

5.5  Right of First Refusal and Co-Sale Agreement. The Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

5.6  Voting Agreement. The Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

5.7  Letter Agreement. The Purchaser shall have executed and delivered the Letter Agreement.

5.8 Secretary’s Certificate. The Secretary of the Purchaser shall have delivered to the Company at the Closing a certificate certifying (i) the Bylaws of the Purchaser and (ii) resolutions of the Board of the Purchaser approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

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5.9 Compliance Certificate. The CEO of the Purchaser shall deliver to the Company at such Closing a certificate certifying that the conditions specified in Subsections  5.1 and 5.2 have been fulfilled.

6.  Miscellaneous.

6.1  Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.2  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3  Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6  Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6. If notice is given to the Company, it shall be sent to 16194 W 45th Drive, Golden, CO 80403, Attention: Chief Executive Officer, a copy (which shall not constitute notice) shall also be sent to Holland & Hart LLP, 1800 Broadway, Suite 300, Boulder, CO 80302, Attention: Amos Barclay, Email: AWBarclay@hollandhart.com; and if notice is given to the Purchaser, it shall be sent to 8560 Main Street, Suite 4, Williamsville, New York 14221, Attention: Chief Executive Officer a copy (which shall not constitute notice) shall also be given to Troutman Sanders LLP, 1001 Haxall Point 15th Floor Richmond, VA 23219, Attention: Coby Beck, Email: coby.beck@troutman.com.

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6.7  No Finder’s Fees. Other than the Company’s fees payable to Golden Eagle Partners for its services in connection with the transactions contemplated hereby, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8  Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Agreements.

6.9  Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10  Amendments and Waivers. Except as set forth in Subsection 1.3(a) of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least 50% of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Subsection 6.10 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.11  Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13  Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14  Termination of Closing Obligations. The Purchaser shall have the right to terminate its obligations to complete the Initial Closing and any Milestone Closing, as the case may be, if prior to the occurrence thereof, any of the following occurs:

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(a)  the Company consummates a Deemed Liquidation Event (as defined in the Restated Certificate);

(b)  the closing of an initial public offering of the Company, in which case the Purchaser may terminate their obligations hereunder immediately prior to, or contingent upon, such closing; or

(c)  the Company (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (iii) makes an assignment for the benefit of creditors, (iv) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (v) becomes subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, when proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceedings under the United States Bankruptcy Code.

6.15  Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal courts of the United States of America for the district of Delaware or the courts of the state of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal courts of the United States of America for the district of Delaware or the courts of the state of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SERIES B SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the parties have executed this Series B Preferred Securities Purchase Agreement as of the date first written above.

COMPANY:

PANACEA LIFE SCIENCES, INC.

By:	/s/ Leslie Buttorff
Name:	Leslie Buttorff
Title:	CEO

Address:	16194 West 45th Drive,
Golden, CO 80403

Attn:	Leslie Buttorff
Telephone:	303-434-0215
Facsimile:
Email:	leslie.buttorff@panacealife.com

PURCHASER:

22ND CENTURY GROUP, INC.

By:	/s/ Clifford B. Fleet
Name:	Clifford B. Fleet
Title:	President and CEO

Address:	8560 Main Street, Suite 4,
Williamsville, New York 14221

Attn:	Chief Executive Officer
Telephone:	716-270-1523
Facsimile:	716-877-3064
Email:	cfleet@xxiicentury.com

EXHIBITS

Exhibit A -	FORM OF SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit B -	FORM OF NOTE

Exhibit C -	FORM OF WARRANT

Exhibit D -	COMPANY DISCLOSURE SCHEDULE

Exhibit E -	PURCHASER DISCLOSURE SCHEDULE

Exhibit F -	FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit G -	Form of Right of First Refusal and Co-Sale Agreement

Exhibit H -	FORM OF VOTING AGREEMENT

Exhibit I -	FORM OF LETTER AGREEMENT

Exhibit J -	FORM OF SECURITY AGREEMENT